UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 28, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at The Chicago Club, 81 East Van Buren, Chicago, Illinois, 60605 on Friday, April 27, 2007, at 9:00 a.m. Central Time. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. You may also vote your shares over the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

We look forward to meeting those of you who will be able to attend the meeting.

Sincerely,

William M. Goodyear

Chairman of the Board and

Chief Executive Officer

615 North Wabash Avenue

Chicago, Illinois 60611

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, APRIL 27, 2007

To the Shareholders of Navigant Consulting, Inc.:

We will hold the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) at The Chicago Club, 81 East Van Buren, Chicago, Illinois 60605 on Friday, April 27, 2007 at 9:00 a.m. Central Time. The purposes of the meeting are to:

1. Elect two Directors to our Board of Directors to serve for a term of three years;

2. Consider a proposed amendment to our long-term incentive plan to increase the number of shares of common stock available under the plan;

3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2007; and

4. Transact any other business properly brought before the meeting or any adjournments or postponements of the meeting.

If you were a shareholder of record at the close of business on March 15, 2007, you are entitled to notice of and to vote at the Annual Meeting.

IMPORTANT

Whether or not you expect to attend the meeting, we urge you to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed Navigant Consulting, Inc.’s 2006 Annual Report to Shareholders, which includes the Form 10-K and the proxy statement, with this notice of Annual Meeting.

By order of the Board of Directors,

Richard X. Fischer

Secretary

Chicago, Illinois

March 28, 2007

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY ON THE INTERNET BY VISITING

www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed to shareholders of Navigant Consulting, Inc. on or about March 28, 2007 in connection with the solicitation of proxies by the Board of Directors for the 2007 Annual Meeting of Shareholders being held on April 27, 2007.

QUESTIONS AND ANSWERS

Q:	What is a Proxy?
A:	A Proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The Proxy is being solicited by our Board of Directors.

Q:	What is a Proxy Statement?
A:	A Proxy Statement is a document, such as this one, required by the Securities and Exchange Commission that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I voting on at the Annual Meeting?
A:	At the Navigant Consulting 2007 Annual Meeting, our shareholders are asked to:

•	elect two directors to our board of directors for a term of three years (see page 3);

•	approve an amendment to our 2005 long-term incentive plan to increase the number of shares of common stock available under the plan (page 26);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2007 (see page 32); and

•	consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Q:	Who is entitled to vote?
A:	Only holders of our common stock at the close of business on March 15, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock has one vote. There were 57,938,539 shares of common stock outstanding on the Record Date.

Q:	How do I cast my vote?
A:	If you hold your shares directly in your own name, you are a “registered shareholder” and can vote in person at the Annual Meeting or you can complete and submit a Proxy through the Internet, by telephone or by mail. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?
A:	If you are a registered shareholder, you may vote by telephone or through the Internet by following the instructions attached to your proxy card. If you are a street-name shareholder, your broker or other nominee has enclosed or provided a voting instruction card for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?
A:	A representative of ADP Investor Communication Services (ADP), an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?
A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from the Corporate Secretary at Navigant Consulting, Inc., 615 North Wabash Avenue, Chicago, IL 60611, Attn: Corporate Secretary. The last vote received prior to the meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the Annual Meeting.

Q:	Can I revoke a Proxy?
A:	Yes, registered shareholders may revoke a properly executed Proxy at any time before the polls close for the Annual Meeting by submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question. Street-name shareholders cannot revoke their proxies in person at the Annual Meeting if the actual registered shareholders, the brokers or other nominees, are not present. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

Q:	What does it mean if I get more than one proxy card?
A:	It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or the Internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, LaSalle Bank N.A., 135 South LaSalle Street, Chicago, Illinois 60603. Street-name shareholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?
A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Navigant Consulting 401(k) Savings Plan. We refer to this plan as the “401(k) Plan.” If you hold shares of Navigant Consulting common stock through a 401(k) Plan, your proxy card will instruct the trustee of your plan how to vote the shares allocated to your plan account.

Q:	What happens if I submit a proxy card without giving specific voting instructions?
A:	If you hold your shares as a registered shareholder and you submit your proxy card with an unclear voting designation or with no voting designation at all, the proxies will vote your shares as recommended by the Board of Directors. If you do not vote shares that you hold through the 401(k) Plan by 11:59 p.m. Eastern time on the night before the Annual Meeting (or you submit your proxy card with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way other participants in your 401(k) Plan vote their shares.

Q:	What makes a quorum?
A:	A majority of the outstanding shares entitled to vote, being present or represented by Proxy at the meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How does the voting work?
A:	For each item, voting works as follows:

Item 1: The two nominees for director receiving the most votes will be elected.

Item 2: The amendment to our long-term incentive plan will be approved if the total votes cast for the proposal exceed the total votes against the proposal, so long as the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal.

Item 3: The appointment of auditors will be ratified if the total votes cast for the proposal exceed the total votes against the proposal.

Abstentions from voting on a particular matter, and shares held in “street name” by brokers or other nominees that are not voted (so-called “broker non-votes”), including because the broker or nominee does not have discretionary authority to vote those shares as to a particular matter, will not be counted as votes either for or against that matter, and will also not be counted as votes cast or shares voting on that matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on Item 1, Item 2 or Item 3, although those shares will count for quorum purposes. Abstentions from voting for one or more director nominees will result in the respective nominees receiving fewer votes, but will not count as votes against a nominee.

Q:	Who may attend the Annual Meeting?
A:	Any shareholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. Each shareholder may be asked to present valid picture identification (for example, a driver’s license or passport). Street-name shareholders will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Navigant Consulting common stock as of the Record Date.

Q:	Who bears the expense of this proxy statement?
A:	We will bear the expenses of this solicitation of proxies, including expenses of preparing and mailing this proxy statement. In addition to solicitation by mail, we may solicit proxies in person or by telephone, telegram or other means of communication by our officers, directors and employees, who will receive no additional compensation for, but may be reimbursed for their out-of-pocket expenses incurred in connection with, that solicitation. We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and custodians to forward to beneficial owners of shares held in their names and will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding our solicitation materials to beneficial owners.

“NAVIGANT” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (“NCI”) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “NAVIGANT” is made under license from Navigant International, Inc.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with a class of directors elected each year for a three-year term. At the Annual Meeting two Directors, Governor James R. Thompson and Mr. Samuel K. Skinner, have been nominated for election to the Board. The Directors elected at the Annual Meeting will serve for a term of three years and until their successors are elected and qualified. Such term will expire at our Annual Meeting of Shareholders to be held in 2010. The persons named as proxies will vote for Governor Thompson and Mr. Skinner for election to the Board unless the proxy card is marked otherwise.

If either Governor Thompson or Mr. Skinner becomes unable or unwilling to serve, proxies will be voted for election of a person designated by the Board. The Board knows of no reason why either Governor Thompson or Mr. Skinner should be unable or unwilling to serve.

The Board of Directors recommends that shareholders vote “FOR” Governor Thompson and Mr. Skinner.

A listing of the principal occupation, other major affiliations and age of the nominees for Director and the continuing Directors of the Company is set forth below:

Nominees for Election at this Meeting to a Term Expiring at the Annual Meeting of Shareholders in 2010:

James R. Thompson, 70, has served as a Director since August 1998. Governor Thompson served as Chairman of the Chicago law firm of Winston & Strawn from January 1993 to September 2006. He now serves as Senior Chairman. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board. Governor Thompson is currently a member of the Boards of Directors of FMC Corporation, FMC Technologies, Inc. and Maximus, Inc. He was also a member of the National Commission on Terrorist Attacks upon the United States.

Samuel K. Skinner, 68, has served as a Director since December 1999. Mr. Skinner is the retired Chief Executive Officer of U.S. Freightways Corporation, a transportation and logistics business. He currently serves as an Adjunct Professor of Management and Strategy at the Kellogg School of Management at Northwestern University. He is also Of Counsel to the law firm of Greenberg & Traurig, LLP. He formerly served as Co-Chairman of Hopkins & Sutter, a law firm based in Chicago. Mr. Skinner retired as President of Commonwealth Edison Company and its holding company, Unicom Corporation (now known as Exelon Corporation). Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin LLP). From 1984 to 1988, while practicing law full time, he also served as Chairman of the Regional Transportation Authority of Northeastern Illinois and was appointed by President Reagan as Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1977, President Ford appointed him United States Attorney, one of the few career prosecutors ever to hold such position. He is currently a member of the Boards of Directors of Midwest Air Group, Inc., Express Scripts, Diamond Management & Technology Consultants, Inc. and Dade Behring.

Directors Whose Terms Continue until the Annual Meeting of Shareholders in 2008:

William M. Goodyear, 58, has served as a Director since December 1999. The Board of Directors elected him Chairman of the Board and Chief Executive Officer in May 2000 and subsequently elected him President. Mr. Goodyear relinquished the title of President with the election of Julie Howard as President of the Company by the Board of Directors in February 2006. He is past Chairman and former Chief Executive Officer of Bank of America, Illinois. In addition, he was President of the Bank of America’s Global Private Bank until January 1999. He was Vice Chairman and a member of the Board of Directors of Continental Bank, prior to the 1994 merger between Continental Bank Corporation and BankAmerica Corporation. Mr. Goodyear joined Continental Bank in 1972 and subsequently held a variety of assignments including corporate finance, corporate lending, trading and distribution. He was stationed in London from 1986 to 1991 where he was responsible for European and Asian Operations. Mr. Goodyear is currently a member of Chicago’s Commercial Club and the Finance Council of the Archdiocese of Chicago. He is the Chairman of the Board of Trustees for the Museum of Science and Industry, a member of the Board of Trustees of the University of Notre Dame and serves on the Rush University Medical Center Board, where he chairs the Finance Committee. Mr. Goodyear was a Trustee of Equity Office Properties Trust, where he also chaired the Audit Committee, prior to the sale of the company on February 9, 2007.

Valerie B. Jarrett, 50, has served as a Director since April 2002. Ms. Jarrett is President and Chief Executive Officer of The Habitat Company, a premier developer and manager of residential apartments. The Habitat Company also provides residential and commercial brokerage services as well as corporate relocation services. Before joining The Habitat Company, Ms. Jarrett served eight years in the City of Chicago government, first as Deputy Corporation Counsel for Finance and Development, then as Deputy Chief of Staff for Mayor Richard Daley and finally, as Commissioner of the Department of Planning and Development. Prior to joining City government, Ms. Jarrett practiced law with two private law firms specializing in the area of commercial real estate. Ms. Jarrett is Chairman of the Board of The Chicago Stock Exchange and Chairman of the University of

Chicago Medical Center Board of Trustees. She also serves as a Director of USG Corporation, RREEF America, II, the Federal Reserve Bank of Chicago and The Joyce Foundation. Ms. Jarrett is a Trustee of the University of Chicago, the Museum of Science and Industry, and Window To The World Communications, Inc.

Directors Whose Terms Continue until the Annual Meeting of Shareholders in 2009:

Thomas A. Gildehaus, 66, has served as a Director since October 2000. In recent years Mr. Gildehaus has served as Chairman of Southwest Supermarkets LLC of Phoenix, Arizona, Chairman and Chief Executive Officer of Northwestern Steel and Wire Company of Sterling, Illinois, and President and Chief Executive Officer of UNR Industries, Inc. of Chicago, Illinois. Prior to 1992, Mr. Gildehaus served ten years as Executive Vice President of Deere & Company in Moline, Illinois. In the 1970s, Mr. Gildehaus was Vice President of Temple, Barker & Sloane, a consulting firm in Lexington, Massachusetts. He is a Director of Genesis Health Systems Inc., and Mercator Partners, LLC. He is also President of the Board of Trustees of the Figge Art Museum. Mr. Gildehaus is a graduate of Yale University and received a Master of Business Administration degree, with Distinction, from Harvard University.

Peter B. Pond, 62, has served as a Director since November 1996. Mr. Pond is the founder and General Partner of Alta Equity Partners, a venture capital firm. He formerly served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from June 1991 to March 2000. Mr. Pond is Chairman of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

Board and Committee Meetings

The Board of Directors has an Audit Committee which monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent accountants; provides an avenue of communication among the independent accountants, management, including internal audit, and our Board of Directors; and monitors significant litigation and financial risk exposure. The members of the Audit Committee are Messrs. Gildehaus (Chairman), Pond and Skinner and Ms. Jarrett, each of whom is independent as defined by the listing standards of the New York Stock Exchange (“NYSE”) and applicable Securities and Exchange Commission (“SEC”) rules. The Board of Directors has determined that Mr. Gildehaus meets the criteria as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met seven times during 2006. A copy of the Committee’s charter is attached as Appendix B and is available on the Company’s website at http://www.navigantconsulting.com/auditcmtecharter.

The Board of Directors has a Compensation Committee which reviews and monitors matters related to management development and succession; oversees executive compensation policies and pay for performance criteria for the Company; reviews and recommends to the Board approval of base salary, annual incentive bonus and all long-term incentive awards of our Chairman of the Board and Chief Executive Officer; reviews and approves such compensation arrangements for all corporate officers and certain other key employees; approves stock-related incentives under our stock incentive and executive compensation plans, and exercises all powers of the Board of Directors under those plans other than the power to amend or terminate those plans; reviews and approves material matters concerning our employee compensation and benefit plans; and carries out such responsibilities as have been delegated to it under various compensation and benefit plans and such other responsibilities with respect to our compensation matters as may be referred to it by our Board of Directors or management. The members of the Compensation Committee are Messrs. Skinner (Chairman), Gildehaus and Pond and Ms. Jarrett, each of whom is independent as defined by the listing standards of the NYSE. The Compensation Committee met six times during 2006. A copy of the Committee’s charter is available on the Company’s website at http://www.navigantconsulting.com/compensationcmtecharter.

The Board has a Nominating and Governance Committee which identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Shareholders. The Nominating and Governance Committee has approved guidelines and charters for the Board and its committees, as well as a Code of Business Standards and Ethics, all of which are posted on the Company’s website (www.navigantconsulting.com). Copies of those documents are available upon request as described under “Other Information.” The members of the Nominating and Governance Committee are Ms. Jarrett (Chairman), Mr. Skinner and Mr. Gildehaus, each of whom is independent as defined by the listing standards of the NYSE. The Nominating and Governance Committee met two times during 2006. A copy of the Committee’s charter is available on the Company’s website at http://www.navigantconsulting.com/nominatingcmtecharter.

The Board of Directors has an Executive Committee, which can act in lieu of the Board of Directors as necessary. The members of the Executive Committee are Messrs. Goodyear (Chairman) and Skinner and Governor Thompson. The Executive Committee met six times in 2006.

The Board met nine times during 2006 with each Director in attendance at each meeting, except that one Director missed one meeting. Each director also attended all of the meetings of the Committees on which he or she served. The non-management Directors meet in regularly scheduled executive sessions and have selected Governor Thompson to serve as Presiding Director. While the Company has no formal policy regarding attendance by Directors at the Annual Meeting of Shareholders, the Company encourages its Directors to attend. All of the Directors attended the 2006 Annual Meeting of Shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Governor Thompson, one of our Directors, is Senior Chairman of the law firm of Winston & Strawn. Although the Company did not spend $120,000 with Winston & Strawn in 2006, Winston & Strawn has provided us in the past and may provide us in the future with legal representation.

We monitor our utilization of Winston & Strawn to ensure that we do not spend in excess of the related party transaction requirements, however, if necessary, we may utilize Winston & Strawn in excess of such amount after seeking approval from the Audit Committee.

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transaction Policy by the Audit Committee of the Board of Directors or, if the Audit Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

The Audit Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

AUDIT COMMITTEE REPORT

Our Committee has reviewed and discussed with management of the Company the audited financial statements of the Company as of and for the year ended December 31, 2006 (the “Audited Financial Statements”). In addition, we have discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required by Statement on Auditing Standards No. 61, as amended. The Committee also has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with the management of the Company, including internal audit, and KPMG LLP such other matters and received such assurances from them as we deemed appropriate. Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Committee appointed KPMG LLP to act as the Company’s independent registered public accounting firm for 2007.

AUDIT COMMITTEE

Thomas A. Gildehaus, Chairman

Valerie B. Jarrett

Peter B. Pond

Samuel K. Skinner

CORPORATE GOVERNANCE

The Nominating and Governance Committee of our Board of Directors (the “Nominating Committee”) monitors and reviews new SEC rules and NYSE corporate governance standards as they are proposed, revised and adopted. The Nominating Committee approved corporate guidelines and committee charters that are intended to ensure compliance with the SEC rules and NYSE listing standards. Copies of these guidelines and charters are posted on the Company’s website, www.navigantconsulting.com under “About Us” and then “Corporate Governance”. In addition, the Nominating Committee approved a Code of Business Standards and Ethics (the “Code”), which is also posted on the Company’s website.

The Nominating Committee reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of applicable SEC corporate governance rules and NYSE listing standards. The Nominating Committee’s review is based on all relevant facts and circumstances, as well as applicable criteria set forth in applicable SEC rules and NYSE listing standards. In addition, the Nominating Committee has developed certain “categorical standards” describing certain relationships that are considered immaterial and do not preclude a finding of “independence.”

The following relationships are considered immaterial and do not preclude a finding of “independence”:

1.	The Director is affiliated with or employed by a company, partnership or other entity that receives payments from the Company for services in an amount which, in the current fiscal year, does not exceed the greater of (a) $1 million or (b) two percent of such other company’s consolidated gross revenues, provided, however, that solely for purposes of determining “audit committee independence,” a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from the Company in any amount (other than Director’s and committee fees).

2.	The Director is an employee, officer or director of a foundation, university or other non-profit organization to which the Company gives directly, or indirectly through the provision of services, less than $250,000 during the year in question.

3.	In addition, in any cases where payments are made by the Company “indirectly” to an immediate family member, as for example fees paid to a law firm in which such immediate family member is a partner, if such immediate family member disclaims and does not accept any share of such Company payments, the Board will not consider that such payments preclude the Director from being considered “independent” for all purposes, including service on the Company’s Audit Committee.

A copy of these categorical standards is posted on the Company’s website. During the course of its review, the Nominating Committee and Board assessed the relationship Mr. Skinner has with Sidley Austin LLP through his spouse, where she disclaims all Company payments. In addition, the Board reviewed Governor Thompson’s status as Senior Chairman of Winston & Strawn and the Company’s utilization of such firm. Based on this review, the Nominating Committee has found and the Board has affirmed that all of the Company’s current Directors except for Mr. Goodyear are “independent” within the meaning of the NYSE listing standards, and that all of the members of the Company’s Audit Committee meet the SEC’s more stringent standards for audit committee independence.

In February 2007, the Nominating Committee recommended to the Board that Governor Thompson and Mr. Skinner be reelected to the Company’s Board of Directors to serve a term of three years. In considering the qualifications of future candidates for election to the Board of Directors, the Nominating Committee will consider all relevant factors, including judgment, character, reputation, education and experience, in relation to the qualifications of any alternate candidates and in relation to the particular needs of the Board, its committees and the Company as they exist at the time such candidates are considered. The Nominating Committee values diversity, including gender and race. The Nominating Committee will also consider each candidate’s relationships, if any, with the Company, its Directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, NYSE listing standards, and Delaware law. The Nominating Committee has not paid a fee to any third party to identify or evaluate potential nominees. The Nominating Committee will consider nominees for director recommended by shareholders on the same basis as candidates identified by the Nominating Committee, provided that the nominations are received by the Nominating Committee within the time frame established by the Company’s By-laws for nominations by shareholders of director candidates described under “Shareholder Proposals for the 2007 Proxy Statement.” Recommendations should be sent to Navigant Consulting, Inc., 615 North Wabash Avenue, Chicago, Illinois 60611, Attention: Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information for 2006 regarding the compensation program in place for our principal executive officer, principal financial officer and the two other most highly-compensated executive officers as well as compensation information for a former executive officer. Throughout this proxy statement, these individuals are referred to as the “named executive officers” or “NEOs”.

Compensation Philosophy and Objectives

The Compensation Committee of our Board of Directors (the “Committee”) has responsibility for approving the compensation program for our NEOs, except that, with respect to our Chief Executive Officer, the Committee recommends that compensation program to the Board for its approval. The Committee acts pursuant to a charter that has been approved by our Board.

The Committee believes that the most effective compensation strategy for the Company is to attract highly qualified individuals, retain them by aligning their cash and equity compensation with the Company’s strategy, and motivate them to create short-term and long-term value for the Company, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that compensation earned by key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. The Committee believes its executive compensation packages should include both cash and stock-based compensation that reward performance as measured against established goals.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving or exceeding such goals. To assist with this, the Committee has engaged the compensation consulting firm of Watson Wyatt Worldwide, Inc. to conduct an annual review of the Company’s total compensation program for the named executive officers, as well as other key executives. Watson Wyatt Worldwide provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and on the recommendations being made by the Company’s management for executives other than the Chief Executive Officer.

In making compensation decisions, the Committee compares each element of total compensation against a peer group of strategic analysis and consulting companies against which the Committee believes the Company competes for talent and for shareholder investment (collectively, the “Peer Group”). In 2006, the Peer Group consisted of the following companies:

The Advisory Board Company

ChoicePoint, Inc.

CRA International Inc. (formerly known as Charles River Associates, Inc.)

Corporate Executive Board

Diamond Management & Technology Consultants, Inc.

Gartner Group, Inc.

FTI Consulting, Inc.

Huron Consulting Group Inc.

LECG Corporation

MAXIMUS, INC.

Resources Connection, Inc.

Tetra Tech, Inc.

Watson Wyatt Worldwide, Inc.

The Company competes with members of the Peer Group and with other companies for top executive-level talent. As such, the Committee generally seeks to deliver compensation for NEOs at the 75th percentile of total compensation paid to similarly situated executives of the companies comprising the Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, the individual’s performance, the Company’s performance and market factors. These objectives recognize the Committee’s expectation that, over the long term, the Company will continue to generate shareholder returns in excess of the average of the Peer Group.

A significant percentage of total compensation is allocated to incentives as a result of the performance-based philosophy mentioned above, which the Committee believes is critical to the long-term success of the Company. The allocation between cash and non-cash compensation is governed, in part, by the employment agreements with the NEOs, however, there is no pre-established policy or target for the allocation between short-term and long-term incentive compensation. The Committee believes that its current compensation programs for NEOs, pursuant to which base and annual performance incentive compensation approximates 60% of the total value of all compensation, strikes the correct balance. This mix of equity and cash compensation aligns our NEOs goals with those of our shareholders, while also permitting the Committee to incent the NEOs to pursue specific short and long-term performance goals.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based annual incentive compensation; and

•	long-term equity incentive compensation.

Cash Compensation

Our compensation program for NEOs for 2006 was designed so that approximately 60% of total compensation was delivered in the form of cash or incentive compensation opportunities. Cash compensation is paid in the form of salary or incentive compensation under our incentive compensation plan. Salary is included in the Company’s NEO compensation package because the Committee believes it is appropriate that some portion of the compensation that is provided to NEOs be provided in a form that is fixed and predictable. Performance-based incentive compensation is included in the package because it permits the Committee to incent our NEOs, in any particular year, to pursue particular objectives that the Committee believes are consistent with the overall goals and strategic direction that the Board has set for our company.

Salary. Base salary for NEOs for any given year is generally fixed by the Committee at its meeting in the first quarter of each year. Increases or decreases in base salary on a year-over-year basis depend on the Committee’s assessment of company, business unit and individual performance, within the terms of each NEOs’ employment agreement. Certain of the NEOs’ employment agreements set a minimum level of salary. Otherwise, the Committee is free to set NEO salary at any level it deems appropriate. In determining salaries, the Committee is generally mindful of its overall goal to remain competitive and keep base compensation for its executive officers in the 50th to 75th percentile of cash compensation paid by companies in our Peer Group.

Bonus. We have an annual incentive compensation program which the Board reviews each year. The program is based on certain financial performance criteria, including revenue growth and profit margin. After a review of the Company’s and the individual’s performance, incentive compensation, if any, is paid to officers and employees in cash or restricted stock for the calendar year in which it was earned on or before March 15th of the following year. The incentive compensation is forfeited if an individual is not an active employee on the date incentive compensation is paid. In awarding incentive compensation, the Committee is generally mindful of its overall goal to keep total cash compensation for its executive officers in the 75th percentile of cash compensation paid by companies in our Peer Group. Incentive compensation is generally awarded in conformity with the contractual amounts set forth in the NEO’s employment agreement.

In 2004 the Company instituted a stock incentive program pursuant to which officers and senior employees receive a specified portion of their annual incentive compensation in restricted stock in lieu of cash. The restricted stock is granted pursuant to the long-term incentive plan described below. Corporate officers, including the Chief Executive Officer, receive 25% of their annual incentive compensation in the form of restricted stock with the option to take an additional 5% to 20% of their annual incentive compensation in restricted stock. The restrictions on this restricted stock lapse six months after the date of grant. The Company grants an additional amount of restricted stock equal to a percentage of the value of the incentive compensation paid in restricted stock in lieu of cash. The restrictions on the additional amount of restricted stock lapse in three equal installments every six months after the date of grant.

Long-Term Incentive Plan.

The Committee believes that equity compensation is an important component of the compensation offered by the Company and promotes long-term retention of its key employees, motivates high levels of performance and recognizes a key employee’s contributions to the success of the Company. In addition, equity compensation aligns management’s interests with those of our shareholders on a long-term basis. The Committee recognizes that the Company conducts its business in an increasingly competitive environment. In order to remain competitive, it must employ the best and most talented key employees who possess demonstrated skills and experience. The Committee believes that equity compensation may give the Company an advantage in attracting and retaining such employees. The Committee also believes that the Company’s 2005 Long Term Incentive Plan (the “LTIP”) is an important feature of the Company’s executive compensation package. Under the plan, options and restricted stock may be granted to the Chief Executive Officer, other officers and key employees who are expected to make important contributions to the Company’s future success. In reviewing the size of such equity grants, the Committee focuses on the Company’s performance, the perceived role of each person in accomplishing the Company’s performance objectives, and the satisfaction of individual performance objectives.

The mix between options and restricted stock may change from year to year. In 2006, NEOs generally received 62.5% of the total value of their equity awards in stock options and restricted stock that vested solely on the basis of the passage of time and 37.5% in the form of restricted stock that vests in six years unless certain performance goals are met, in which case the restricted stock vests on an accelerated basis.

The amount of equity compensation that is provided to each NEO in a given year is impacted both by performance and in reference to the NEOs total compensation package compared to total compensation packages for the Peer Group for that year. The percentage that the Committee selects for these purposes in a given year depends on the Committee’s assessment, for that year, of the appropriate balance between cash and equity compensation. In making that assessment, the Committee considers factors such as the relative merits of cash and equity as a device for retaining and incentivizing NEOs and the practices, as reported to the Committee by Watson Wyatt Worldwide, of other companies in the Peer Group. In 2006, the Committee resolved to make equity awards to the NEOs that had a value equal to approximately 30% of cash compensation (including bonus opportunities, assuming performance at “target” levels).

A description of the form of equity awards that may be made under the LTIP follows:

Stock Options. Stock options granted under the LTIP may vest on the basis of the passage of time and continued employment. Options that vest on the basis of the passage of time and continued employment vest over a four-year period, with 25% becoming exercisable on each anniversary of the grant date, and currently have a six-year term (prior to 2005, stock options were awarded with ten-year terms). All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and option repricing is not permitted.

Restricted Stock. Restricted stock awards under the LTIP may vest on an accelerated basis as a result of the satisfaction of performance conditions established by the Committee or on the basis of the passage of time and continued employment. Restricted stock awards that vest on the basis of the passage of time and continued employment typically vest over a four-year period, with restrictions lapsing on 25% of the shares on each of the first four anniversaries of the grant date. Restricted stock awards that are performance-based typically vest 100% in six or seven years, or, if certain minimum revenue growth and margin performance targets are met, vest on an accelerated basis over a four- or five-year period, with restrictions lapsing on 20% to 25% of the shares on each of the four or five, as applicable, anniversaries of the grant date. Recipients of restricted stock may receive dividends on and may vote the shares subject to a grant. Shares of restricted stock may not, however, be sold or otherwise transferred prior to the lapse of the restrictions.

Practices Regarding the Grant of Options

The Committee has generally followed a practice of making all option grants to its executive officers on a single date each year. This year, the Committee authorized the annual awards at its meeting scheduled in March, 2007, concurrent with the incentive compensation payment date. The Committee believes that it is appropriate that annual awards be made at a time when material information regarding our performance for the preceding year has been disclosed. We do not otherwise have any program, plan or practice to time annual option grants to our executives in coordination with the release of material non-public information.

While the bulk of our option awards to NEOs have historically been made pursuant to our annual grant program, the Committee retains the discretion to make additional awards to NEOs at other times, in connection with the initial hiring of a new officer, promotions, for retention purposes or otherwise.

All option awards made to our NEOs, or any of our other employees or directors, are made pursuant to our LTIP. As noted above, all options under the LTIP are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the LTIP to be fair market value of our common stock on the date the determination of value is being made. We do not have any program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date. We do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding, surrounding or following the grant date. While the Charter of the Committee permits delegation of the Committee’s authority to grant options in certain circumstances, all grants to NEOs are made by the Committee itself and not pursuant to delegated authority.

Perquisites

Our NEOs have typically received modest perquisites paid by the Company. Parking and group term life insurance are the main perquisites our executive officers receive.

Post-Termination Compensation

Employment Agreements. We have entered into employment agreements with certain members of our senior management team, including the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause,” upon a “Change of Control” or leaving employment for “Good Reason,” as these terms are defined in the employment agreements. The employment agreements are described in the section below entitled “Employment Agreements.”

The Committee believes that the severance arrangements contained in the employment agreements are an important part of overall compensation for our NEOs. The Committee believes that these agreements will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. The Committee also believes that these agreements are important as a recruitment and retention device, as all or nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Savings Plan

Under our Navigant Consulting, Inc. 401(k) Savings Plan, a tax-qualified retirement savings plan, participating employees, including our NEOs, may contribute up to 50% of regular earnings on a before-tax basis, up to the limit of $15,500, into their 401(k) Plan accounts. In addition, under the 401(k) Plan, we match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings up to a maximum of $5,100. Amounts held in the 401(k) Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the IRS.

Of those annual additions, the current maximum before-tax contribution is $15,500 per year. For purposes of voluntary contributions, no more than $220,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan. For purposes of employer match contributions, no more than $170,000 of annual compensation may be taken into account in computing benefits under the 401(k) Plan.

Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $44,000 limitation on annual additions or the $15,500 general limitation on before-tax contributions, catch-up contributions of up to $5,000 per year.

We maintain the 401(k) Plan for our employees, including our NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The 401(k) Plan permits employees to make such savings in a manner that is relatively tax efficient.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for our executive officers. These guidelines are designed to encourage our executive officers to increase their equity stake in our company and thereby more closely link their interests with those of our shareholders. These stock ownership guidelines provide that within five years of becoming an executive officer, each officer must own (not including unvested, unexercised stock options) shares of our common stock or vested stock units with a value of three times annual base salary. Mr. Goodyear, as Chief Executive Officer, is required to own four times his annual base salary.

The Navigant Consulting Insider Trading Policy prohibits our executive officers from engaging in selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock.

Policy on Deductibility of Compensation

Code Section 162(m) prohibits us from deducting for federal income tax purposes any amount paid in excess of $1,000,000 per year to our Chief Executive Officer or any of our four most highly paid executive officers, except that compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee believes that the Company’s current compensation arrangements, which are primarily based on performance, are appropriate and in the Company’s and its shareholders’ best interests, without regard to tax considerations. Thus, if the tax laws or their interpretation change or other circumstances occur which might make some portion of the executive compensation non-deductible for federal tax purposes, the Committee does not plan to make significant changes in the basic philosophy and practices reflected in the Company’s executive compensation program.

Chief Executive Officer’s Compensation

The total compensation of Mr. Goodyear under his employment agreement and his annual incentive bonus approved by the Committee for 2006 are consistent with the compensation objectives described above. In particular, Mr. Goodyear’s annual incentive compensation for 2006 was determined by the Committee based on its review of the Company’s and Mr. Goodyear’s performance during 2006 and certain benchmarking information and recommendations provided by its compensation consultant. Mr. Goodyear’s employment agreement is described in the section below entitled “Employment Agreements.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2007 Annual Meeting.

COMPENSATION COMMITTEE

Samuel K. Skinner, Chairman

Thomas A. Gildehaus

Valerie B. Jarrett

Peter B. Pond

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006. The Company also has employment agreements with each of the named executive officers, the terms of which are described below in “Employment Agreements.” Salary and bonus amounts are set in accordance with such agreements.

Based on the fair value of equity awards granted to named executive officers in 2006 and the base salary and bonus of the named executive officers, “Salary” accounted for approximately 30% of total compensation and “Bonus” accounted for approximately 27% of total compensation, for a combined percentage of 57% of total compensation. Because the table below reflects less than the full fiscal year salary for individuals who were not employed by the Company for the full fiscal year, and because the value of certain equity awards included below is based on the FAS 123R expense rather than the fair value, these percentages cannot be derived using the amounts reflected in the table below.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)		Total($)
William M. Goodyear Chairman and Chief Executive Officer	2006	741,923		800,000	611,242	238,850	9,455		2,401,470
Julie M. Howard President and Chief Operating Officer	2006	533,846		597,000	283,591	117,050	6,357		1,537,844
Ben W. Perks Executive Vice President and Chief Financial Officer	2006	397,981		225,000	209,209	99,626	20,647	(5)	952,463
Richard X. Fischer Vice President, General Counsel and Secretary	2006	132,692	(6)	225,000	26,044	—	4,290		388,026
Philip P. Steptoe Former Vice President, General Counsel and Secretary (7)	2006	165,289		—	—	28,634	393,803	(8)	587,726

(1)	Mr. Goodyear’s 2006 bonus of $800,000 consisted of $440,000 in cash plus 26,186 shares of restricted stock (6,789 shares of the restricted shares were Company-match shares). Ms. Howard’s 2006 bonus of $597,000 consisted of $447,750 in cash plus 10,856 shares of restricted stock (2,815 shares of the restricted shares were Company-match shares). Mr. Fischer’s 2006 bonus consisted of $150,000 in cash as a sign-on bonus and $75,000 as a regular bonus, which consisted of $41,250 in cash plus 2,454 shares of restricted stock (636 shares of the restricted shares were Company-match shares).
(2)	The amounts in this column reflect the dollar amount recognized as expense for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the LTIP and the incentive compensation program and thus may include amounts from awards granted in and prior to 2006. Assumptions used in calculating these amounts are described in Note 8 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.
(3)	The amounts in this column reflect the dollar amount recognized as expense for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of stock-option awards pursuant to the LTIP and thus may include amounts from awards granted in and prior to 2006. Assumptions used in calculating these amounts are described in Note 8 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007.
(4)	The amount shown in this column reflects, for each named executive officer:
•	matching contributions allocated by the Company to the named executive officer pursuant to the 401(k) Plan;

•	the value attributable to life insurance benefits provided to the named executive officers; and
•	the aggregate incremental cost to the Company for parking at the Company’s headquarters for the named executive officer.
The amount attributable to each such perquisite or benefit, individually or in the aggregate, for each named executive officer does not exceed $10,000.
(5)	In addition to the items noted in footnote (4) above, the amount in this column reflects a car allowance in the amount of $12,000 provided to Mr. Perks.
(6)	Mr. Fischer’s salary is based on a partial year. Mr. Fischer joined the Company in July 2006 and his annualized salary is $300,000.
(7)	Mr. Steptoe resigned as of July 28, 2006. If Mr. Steptoe had remained employed by the Company as of December 31, 2006, he would have been considered a named executive officer of the Company. All unvested awards were cancelled upon Mr. Steptoe’s resignation and any vested awards terminated three months after his resignation date.
(8)	In addition to the items noted in footnote (4) above, the amount in this column reflects a severance payment of $388,000 to Mr. Steptoe.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Grant Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)		Grant Date Fair Value of Stock and Option Awards ($)
William M. Goodyear	3/15/2006 3/15/2006 3/15/2006 3/15/2006 3/15/2006	3/13/2006 3/13/2006 3/13/2006 3/13/2006 3/13/2006	13,878 4,857 28,913 28,913	(1) (1) (2) (3)	35,860	(2)	19.455	(4)	269,996 94,493 562,502 562,502 375,000
Julie M. Howard	3/15/2006 3/15/2006 3/15/2006 3/15/2006 3/15/2006	3/13/2006 3/13/2006 3/13/2006 3/13/2006 3/13/2006	5,783 2,024 13,493 13,492	(1) (1) (2) (3)	16,735	(2)	19.455	(4)	112,508 39,377 262,506 262,487 175,000
Ben W. Perks	3/15/2006 3/15/2006 3/15/2006 3/15/2006 3/15/2006	3/13/2006 3/13/2006 3/13/2006 3/13/2006 3/13/2006	5,204 1,822 5,783 5,782	(1) (1) (5) (6)	7,172	(5)	19.455	(4)	101,244 35,447 112,508 112,488 75,000
Richard X. Fischer	7/24/2006	7/20/2006	12,196	(2)	—		—		250,018
Philip P. Steptoe	3/15/2006 3/15/2006	3/13/2006 3/13/2006	244 85	(1) (1)	—		—		4,747 1,653

(1)	Restricted stock portion of the named executive officer’s bonus, along with the Company-match for such shares of 35% of the value of such shares. The restrictions on restricted stock issued in lieu of a cash bonus lapse six months after the date of grant, the restrictions on Company-match restricted stock lapse in three equal installments every six months after the date of grant. Mr. Goodyear received 13,878 shares of restricted stock, and the Company-match restricted stock equaled 4,857 shares. Ms. Howard received 5,783 shares of restricted stock, and the Company-match restricted stock equaled 2,024 shares. Mr. Perks received 5,204 shares of restricted stock, and the Company-match restricted stock equaled 1,822 shares. Mr. Steptoe received 244 shares of restricted stock, and the Company-match restricted stock equaled 85 shares.
(2)	Restricted Stock or Option award under the Company’s LTIP. Restricted Stock and Option grants vest 25% on each of the first four anniversary dates after the grant.
(3)	Restricted Stock award under the Company’s LTIP. The Restricted Stock vests six years after the date of grant, however, if certain revenue growth and margin performance targets are met each year, the vesting of 25% of the award may be accelerated.
(4)	The exercise price was calculated by taking the average of the opening and closing prices on the date of grant.
(5)	Restricted Stock or Option award under the Company’s LTIP. Restricted Stock and Option grants vest 50% on each of the first two anniversary dates after the grant.
(6)	Restricted Stock award under the Company’s LTIP. The Restricted Stock vests six years after the date of grant, however, if certain revenue growth and margin performance targets are met each year, the vesting of 50% of the award may be accelerated.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
William M. Goodyear	9,000	—		10.1875	12/15/2009	22,500	(2)	444,600
	178,750	—		3.9375	9/1/2010	25,987	(3)	513,503
	60,000	—		3.73	11/19/2011	3,238	(4)	63,983
	90,000	—		6.05	12/20/2012	28,913	(3)	571,321
	5,468	16,406	(1)	25.975	3/1/2011	28,913	(2)	571,321
	—	35,860	(1)	19.455	3/15/2012
Julie M. Howard	1,226	—		3.9375	9/1/2010	11,250	(2)	222,300
	45,000	—		6.05	12/20/2012	12,993	(3)	256,742
	2,734	8,203	(1)	25.975	3/1/2011	1,350	(2)	26,676
	—	16,735	(1)	19.455	3/15/2012	13,493	(3)	266,622
						13,492	(2)	266,602
Ben W. Perks	45,000	—		6.05	12/20/2012	11,250	(2)	222,300
	1,822	5,469	(1)	25.975	3/1/2011	8,663	(3)	171,181
	0	7,172	(1)	19.455	3/15/2012	1,215	(4)	24,008
						5,783	(5)	114,272
						5,782	(6)	114,252
Richard X. Fischer	—	—		—	—	12,196	(3)	240,993
Philip P. Steptoe (7)	—	—		—	—	—		—

(1)	Options vest at a rate of 25% per year over the first four years of the six-year option term.
(2)	The Restricted Stock vests six years after the date of grant, however, if certain revenue growth and margin performance targets are met each year, the vesting of 25% of the award may be accelerated.
(3)	Restricted Stock grants vest 25% on each of the first four anniversary dates after the grant.
(4)	This grant represents the Company-match portion of the Restricted Stock award in lieu of cash with respect to the named executive officer’s bonus, the restrictions on which lapse in three equal installments every six months from the date of grant.
(5)	Restricted Stock grants vest 50% on each of the first two anniversary dates after the grant.
(6)	The Restricted Stock vests six years after the date of grant, however, if certain revenue growth and margin performance targets are met each year, the vesting of 50% of the award may be accelerated.
(7)	Mr. Steptoe resigned as of July 28, 2006. All unvested awards were cancelled upon his resignation and any vested awards terminated three months after his resignation date.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Goodyear	—	—	51,915	1,017,944
Julie M. Howard	—	—	23,610	461,662
Ben W. Perks	65,000	1,016,227	21,434	418,721
Richard X. Fischer	—	—	—	—
Philip P. Steptoe	156,875	1,768,012	6,649	126,802

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The table below reflects the amount of compensation that would be payable to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, death or disability, involuntary not-for-cause termination or termination for good reason and termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

	Cash Payment ($)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration and Continuation of Equity Awards ($)(1)	Excise Tax Gross-up ($)	Total Termination Benefits ($)
William M. Goodyear
• Voluntary	0	0	0	0	0
• Death/Disability	3,300,000	0	0	0	3,300,000
• Involuntary or Good Reason	3,300,000	0	0	0	3,300,000
• Termination After a Change of Control	4,950,000	0	2,248,168	0	7,198,168
Julie M. Howard
• Voluntary	0	0	0	0	0
• Death/Disability	966,667	0	0	0	966,667
• Involuntary or Good Reason	966,667	0	0	0	966,667
• Termination After a Change of Control	1,933,333	0	1,082,614	0	3,015,947
Ben W. Perks
• Voluntary	0	0	0	0	0
• Death/Disability	1,197,500	0	0	0	1,197,500
• Involuntary or Good Reason	1,197,500	0	0	0	1,197,500
• Termination After a Change of Control	1,411,667	0	661,297	0	2,072,964
Richard X. Fischer
• Voluntary	0	0	0	0	0
• Death/Disability	350,000	0	0	0	350,000
• Involuntary or Good Reason	350,000	0	0	0	350,000
• Termination After a Change of Control	700,000	0	0	0	700,000
Philip P. Steptoe
• Actual	388,000	0	0	0	388,000

(1)	The Compensation Committee has the discretion to vest any equity awards upon the occurrence of any of the events listed.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination. These include:

•	Accrued salary and vacation pay;

•	Distributions of plan balances under the 401(k) Plan; and

•	Payments of amounts under disability insurance policies.

Cash Payments made for Termination with no Change of Control, other than for Cause or Voluntary

The Company has entered into employment agreements with each named executive officer. Pursuant to these agreements, if the NEO’s employment is terminated involuntarily or following death, disability, or if the executive terminates employment for good reason, the cash payments referenced above are calculated as follows:

•	Mr. Goodyear receives a lump sum severance payment of two times the sum of his base salary and the average of the three most recent annual bonuses;

•	Ms. Howard receives a lump sum severance payment of one times the sum of her base salary and the average of the three most recent annual bonuses;

•	Mr. Perks receives a lump sum severance payment of one and one-half times his base salary plus the pro-rata portion of his target bonus for that year; and

•	Mr. Fischer receives a lump sum severance payment of one times the sum of his base salary and the average of the three most recent annual bonuses.

These employment agreements have been filed as exhibits to the Company’s periodic or current filings with the SEC and are described below under “Employment Agreements”.

Payments Made Upon a Change of Control

Pursuant to employment agreements with our NEOs, if the NEO’s employment is terminated following a change of control the cash payments referenced above are calculated as follows:

•	Mr. Goodyear receives a lump sum severance payment of three times the sum of his base salary and the average of the three most recent annual bonuses;

•	Ms. Howard receives a lump sum severance payment of two times the sum of her base salary and the average of the three most recent annual bonuses;

•	Mr. Perks receives a lump sum severance payment of two times the sum of his base salary and the average of the three most recent annual bonuses; and

•	Mr. Fischer receives a lump sum severance payment of two times the sum of his base salary and the average of the three most recent annual bonuses.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(i) upon the sale or disposition of assets of the Company having a fair market value of at least 60% of the total assets of the Company;

(ii) if any person acquires more than 50% of the Company’s common stock outstanding or the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately after such acquisition;

(iii) upon the consummation of a reorganization, merger or consolidation of the Company or the sale or other disposition of all or substantially all the assets of the Company unless (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s common stock or voting securities outstanding immediately prior to such business combination beneficially owned, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (b) no person beneficially owns 50% or more of the resulting shares of common stock from such business combination except to the extent that such ownership existed prior to the business combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the existing board at the time of the execution of the initial agreement or action of such original board.

Employment Agreements

Effective January 1, 2003, the Company entered into an amended and restated employment agreement with its Chairman and Chief Executive Officer, Mr. Goodyear. The term of the employment agreement is indefinite. The employment agreement provides for an annual base salary, which is subject to adjustment from time to time, and does not limit Mr. Goodyear’s bonus. The employment agreement provides, among other things, that if the Company terminates the executive for other than good cause (as defined in the agreement) or Mr. Goodyear terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Goodyear an amount equal to the sum of two times his base salary and two times his average annual bonus for the immediately preceding three years. However, if Mr. Goodyear terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Goodyear other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. In the event of Mr. Goodyear’s termination of employment within the twelve months prior to or following a change in control (as defined in the agreement) for any reason, the Company shall pay to Mr. Goodyear an amount equal to three times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years.

The employment agreement with Ms. Howard, our President and Chief Operating Officer, is for a rolling one-year period, such that the remainder of the term shall always be one full year. The agreement provides for an annual base salary, which is subject to adjustment from time to time, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Ms. Howard for other than cause (as defined in the agreement) or Ms. Howard terminates her employment for good reason (as defined in the agreement), then the Company will pay to Ms. Howard an amount equal to the sum of her base salary and the average of her annual bonus for the immediately preceding three years. However, if Ms. Howard terminates her own employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Ms. Howard’s employment is terminated for any reason during the one year period following a change in control (as defined in the agreement), or if such employment is terminated by Ms. Howard for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Ms. Howard an amount equal to two times the sum of (a) her base salary and (b) her average annual bonus for the immediately preceding three years.

The employment agreement with Mr. Perks, our Executive Vice President and Chief Financial Officer, is for a rolling two-year period, such that the remainder of the term shall always be two full years. The agreement provides for an annual base salary, which is subject to adjustment from time to time, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Perks for other than cause (as defined in the agreement), or Mr. Perks terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Perks an amount equal to the sum of 1.5 times his base salary plus the annual bonus most recently paid to him and a pro rata bonus for the calendar year of termination. However, if Mr. Perks terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Perks other than the obligation to pay his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Perks’ employment is terminated for any reason during the one year period following a change in control (as defined in the agreement) or if such employment is terminated by Mr. Perks for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Perks an amount equal to two times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years.

The employment agreement with Mr. Fischer, our Vice President, General Counsel and Secretary, is for a rolling one-year period, such that the remainder of the term shall always be one full year. The agreement provides for an annual base salary, which is subject to adjustment from time to time, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Fischer for other than cause (as defined in the agreement) or Mr. Fischer terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Fischer an amount equal to the sum of his base salary and the average of his annual bonus for the immediately preceding three years. However, if Mr. Fischer terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Fischer other than the obligation to pay him his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Fischer’s employment is terminated for any reason during the one year period following a change in control (as defined in the agreement), or if such employment is terminated by Mr. Fischer for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Fischer an amount equal to two times the sum of (a) his base salary and (b) his average annual bonus for the immediately preceding three years.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Change in Pension Value and Nonqualifed Deferred Compensation Earnings($)		All Other Compensation ($)	Total($)
Thomas A. Gildehaus	99,500	(3)	99,900	22,926	—		—	222,326
Valerie B. Jarrett	89,500	(4)	99,900	22,926	742	(5)	—	213,068
Peter B. Pond	76,500	(6)	99,900	22,926	—		—	199,326
Samuel K. Skinner	98,500	(7)	99,900	22,926	—		—	221,326
James R. Thompson	61,000	(8)	99,900	22,926	—		—	183,826

(1)	The fair value of restricted stock granted in 2006 was $75,075 for each director. The amounts in this column reflect the dollar amount recognized as expense for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the LTIP and the incentive compensation program and thus may include amounts from awards granted in and prior to 2006. Assumptions used in calculating these amounts are included in Note 8 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. Each Director had 7,000 shares of restricted stock outstanding as of December 31, 2006.
(2)	The fair value of option awards in 2006 was $17,145 for each director. The amounts in this column reflect the dollar amount recognized as expense for financial statement purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R for stock-option awards pursuant to the LTIP and thus may include amounts from awards granted in and prior to 2006. Assumptions used in calculating these amounts are included in Note 8 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007. The aggregate number of stock options outstanding for each Director as of December 31, 2006 as follows: Mr. Gildehaus – 38,000; Ms. Jarrett – 35,686; Mr. Pond – 146,269; Mr. Skinner – 8,000; and Mr. Thompson – 145,205.
(3)	Mr. Gildehaus’ fees include the $40,000 annual retainer fee, $20,000 Audit Committee chairman fee and $39,500 in meeting fees.
(4)	Ms. Jarrett’s fees include the $40,000 annual retainer fee, which Ms. Jarrett elected to defer, $10,000 Nominating and Corporate Governance Committee chairperson fee, half of which was deferred, and $39,500 in meeting fees.
(5)	Amount attributable to interest earned in 2006 on deferred fees.
(6)	Mr. Pond’s fees include the $40,000 annual retainer fee, which Mr. Pond elected to receive in the form of Stock Options. The FAS 123R expense for such options in 2006 was $20,530, with a fair value of $40,000. The fees also include $36,500 in meeting fees.
(7)	Mr. Skinner’s fees include the $40,000 annual retainer fee, $10,000 Compensation Committee fee and $48,500 in meeting fees.
(8)	Mr. Thompson’s fees include the $40,000 annual retainer fee, which Mr. Thompson elected to receive in the form of Stock Options. The FAS 123R expense for such options in 2006 was $20,530, with a fair value of $40,000. The fees also include $21,000 in meeting fees.

Each non-employee Director is paid an annual retainer of $40,000 and a fee of $1,500 for each Board meeting or Committee meeting attended, except that members of the Audit Committee are paid $2,000 per Committee meeting attended. Each Committee Chairman is paid an additional annual retainer of $10,000, except that the additional annual retainer for the Chairman of the Audit Committee is $20,000. All Directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings.

Each non-employee Director makes an election to receive his or her annual retainer in the form of either cash or stock options to purchase shares in the Company. The number of stock options received is determined by dividing the annual retainer by the market price on the date of grant each year. Such stock options become fully exercisable on the first anniversary of the grant date. In addition, non-employee Directors may elect to defer the retainer in accordance with the Company’s deferred fees plan for directors, which provides that non-employee Directors may defer their retainer or fees to an account which will earn interest monthly. Payment is made to the Directors under the plan upon such Director’s resignation from the Board or his or her death. The Director can elect to receive the payments in a lump-sum or in installments over ten years.

Under the Company’s LTIP, the Compensation Committee has the flexibility each year to establish the equity component of non-employee Directors’ fees. In 2006, non-employee Directors received an annual grant of 1,500 stock options and 3,500 shares of restricted stock. The stock options become fully exercisable and the restricted stock vests one year after the grant date. A non-employee Director elected for the first time will receive a one-time grant of an option to purchase 3,750 shares and 6,750 shares of restricted stock, in each case vesting pro rata over a three year period. In addition, the Compensation Committee also established equity ownership guidelines for non-employee Directors and associated time periods for compliance.

PROPOSAL 2:

AMENDMENT TO THE 2005 LONG-TERM INCENTIVE PLAN

General

Our Board of Directors is proposing an amendment to the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan (the “Plan”) for shareholder approval. The amendment was approved by our Board of Directors on March 21, 2007, but is subject to shareholder approval.

The Plan currently provides that 5,250,000 shares of our common stock are available for awards under the Plan, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event. The amendment would increase the number of shares of our common stock available for awards under the Plan to 7,990,000 shares of our common stock, subject to such adjustments.

The purposes of the Plan are to (i) align the interests of the Company’s shareholders and recipients of awards under the Plan, (ii) attract and retain officers, other employees, nonemployee directors, consultants, independent contractors and agents and (iii) motivate such persons to act in the long-term best interests of the Company’s shareholders. Under the Plan, the Company may grant (a) stock options and stock appreciation rights (“SARs”), (b) stock awards, consisting of restricted stock, restricted stock units, performance shares and performance share units and (c) performance unit awards. Officers and other employees of the Company (approximately 600 persons currently participating), non-employee directors (currently five persons) and consultants, independent contractors and agents (currently two persons) will be eligible to participate in the Plan.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the amendment to the Plan.

Description of the Plan

The following is a summary of the Plan, as it is proposed to be amended, which summary is qualified in its entirety by reference to the complete text of the Plan, as amended, which is attached as Appendix C to this proxy statement and incorporated herein by reference.

Administration. The Plan is administered by the Compensation Committee of our Board of Directors (the “Committee”), which has the authority to select persons who will receive awards and determine all of the terms and conditions of each award. The Committee has authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. The Committee may, in its discretion, subject to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations thereunder, take action such that (i) outstanding options and SARs will become exercisable in part or in full, (ii) all or a portion of the restriction period or performance period (if any) applicable to any outstanding restricted stock or restricted stock units shall lapse, (iii) all or a portion of the performance period applicable to any outstanding performance shares, performance share units or performance units shall lapse and (iv) the performance measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. Except with respect to grants to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Committee may, subject to applicable law, delegate some or all of its authority to administer the Plan to the chief executive officer or other executive officer of the Company.

Available Shares. In connection with the amendment, the Company is requesting approval of an additional 2,740,000 shares. As of March 15, 2007 248,670 remained for issuance under the LTIP, accordingly, under the Plan as amended, 2,988,670 shares of our common stock would be available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change or event (the “Plan Share Limit”). As of March 15, 2007, there were 1,848,494 options outstanding and 3,368,718 unvested shares of restricted stock outstanding. For the options outstanding, the weighted average exercise price as of March 15, 2007 was $9.25 and the remaining exercise period was 4.04 years.

Shares subject to options and SARs will be counted against the Plan Share Limit as one share for every one share subject thereto. Shares subject to stock awards, or payable pursuant to performance unit awards, will be counted against the Plan Share Limit as one and one-half shares for every one share subject thereto or payable pursuant thereto. The Plan Share Limit will be increased by shares that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of an award granted under the Plan or outstanding under the Company’s prior long-term incentive plan, as amended through November 30, 2000, with such increases made in a manner that is consistent with Plan Share Limit deductions. No increases will be made by reason of the exercise of SARs.

Award Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person will be 300,000, subject to adjustment as described above, (ii) the maximum number of shares with respect to which stock awards subject to performance measures may be granted during any fiscal year to any person will be 150,000, subject to adjustment as described above, and (iii) the maximum amount that may be payable with respect to performance units granted during any fiscal year to any person will be $5,000,000.

No Repricing. Except in connection with an adjustment relating to a change in the Company’s capital structure as described above, the Committee may not, without shareholder approval, amend or replace any previously granted option or SAR in a transaction that constitutes a repricing under the rules of the New York Stock Exchange.

Stock Options and Stock Appreciation Rights. The Committee may grant to eligible participants options to purchase shares of our common stock which are either non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code. The Committee also may grant SARs, the exercise of which entitles the holder to receive shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR. The Committee will determine the terms of each option and SAR, including the number and exercise price or base price of the shares subject to the option or SAR, the term of the option or SAR and the conditions as to the exercisability of the option or SAR. Upon exercise of an option, the purchase price must be paid (i) in cash, (ii) by delivery of certain previously-acquired shares of our common stock, (iii) except as may be prohibited by applicable law, by delivery of an irrevocable notice of exercise to a broker-dealer acceptable to the Company or (iv) by a combination of cash and delivery of certain previously-acquired shares. The exercise price of an option and the base price of an SAR will not be less than 100% of the fair market value of our common stock on the date of grant.

No stock option or SAR will be exercisable more than ten years after its date of grant, provided that if the recipient of an incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company, the option will be exercisable for no more than five years after its date of grant and the option exercise price will be the price required by the Code, currently 110% of the fair market value of our common stock on its date of grant. To the extent that the aggregate fair market value of our common stock with respect to which an incentive stock option is exercisable for the first time by an individual during a calendar year exceeds the amount established by the Code, currently $100,000, such option will be treated as a non-qualified stock option.

Unless otherwise specified in the agreement relating to an option or SAR, in the event of termination of employment or service for any reason other than cause, each option and SAR will be exercisable to the extent exercisable on the date of such termination and in the event of termination for cause, each option and SAR will terminate on the date of such termination of employment. In the case of termination by reason of death or disability, each option and SAR will be exercisable for one year after the date of such termination (or such other period, or shorter period in the case of an incentive stock option, as determined by the Committee), but in no event after the expiration of such option or SAR (subject to extension in the case of death). In the event of termination of employment for any other reason (including retirement), each option and SAR will be exercisable to the extent exercisable on the date of such termination of employment for a period of three months after such termination of employment (or, in the case of a nonqualified stock option, such other period as determined by the Committee), but in no event after the expiration of such option or SAR. If a holder dies during the specified periods following termination of employment for any reason other than cause, each stock option or SAR will be exercisable to the extent that such option or SAR was exercisable on the date of the holder’s death, and may thereafter be exercised for one year (or such other period as determined by the Committee) from the date of death, but in no event after the expiration of such option or SAR (subject to extension).

Stock Awards and Performance Unit Awards. The Plan provides for the grant of stock awards in the form of restricted stock awards, restricted stock unit awards, performance share awards and performance share unit awards. Restricted stock awards consist of shares, and restricted stock units consist of rights, in each case the vesting of which is subject to a restriction period determined by the Committee and may be subject to other terms and conditions, including the attainment of performance measures within a specified performance period. Restricted stock unit awards entitle the holder thereof to receive, upon vesting, shares or cash, or a combination thereof. Performance share awards consist of shares and performance share unit awards consist of rights, in each case the vesting of which is subject to the attainment of performance measures within a specified performance period determined by the Committee and which may be subject to other terms and conditions. Performance share unit awards entitle the holder thereof to receive, upon vesting, shares (which may be restricted stock) or cash, or a combination thereof.

The holder of restricted stock or performance shares will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares subject to the award. Prior to the settlement of a restricted stock unit award or a performance share unit award, the holder of the award will have no rights as a shareholder with respect to the shares of our common stock subject to the award.

In addition to stock-based awards, the Plan provides for the grant of performance unit awards, which consist of rights, not denominated in shares, that entitle the recipients to receive, upon vesting, shares or cash, or a combination thereof, based upon the achievement of performance measures.

Stock awards and performance unit awards vest during a period of not less than six months, as designated by the Committee.

Unless otherwise specified in the agreement relating to a stock award or a performance unit award, if the employment of the holder of the award terminates for cause, the portion of such award which is unvested as of such termination will be forfeited, and if the employment of the holder of such award terminates for any other reason (i) in the case of a restricted stock award or restricted stock unit award, the portion of the award which is unvested as of such termination will be forfeited and (ii) in the case of a stock award subject to performance measures or a performance unit award, the portion of the award which is unvested as of such termination will be forfeited unless otherwise determined by the Committee.

Performance Measures. The vesting of performance share awards, performance share unit awards and performance units will be subject to the satisfaction of performance measures. The vesting of restricted stock awards or restricted stock unit awards and the exercisability of stock options or SARs also may, in the discretion of the Committee, be subject to the satisfaction of performance measures. Performance measures include one or more of: our common stock value, earnings per share, return on assets, equity or invested capital, total shareholder return, earnings or net income of the Company, revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing, as determined by the Committee.

Non-transferability. No award granted under the Plan will be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, unless otherwise specifically approved by the Committee.

Change in Control. In the event of a Change in Control, the incumbent Board of Directors may, in its discretion, take any of the following actions or any combination of the following actions: (i) require that all outstanding options and SARs become exercisable and that all outstanding awards vest; (ii) require that shares of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of our common stock subject to an outstanding award; or (iii) require outstanding awards, in whole or in part, be surrendered to the Company in exchange for a cash payment or shares of the corporation resulting from such Change in Control, or a parent corporation thereof. In general, “Change in Control” means (a) certain acquisitions of more than 50% of the then outstanding shares of our common stock, (b) a change in our Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of our Board of Directors, (c) the consummation of a reorganization, merger or consolidation or sale or disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (unless, among other conditions, the Company’s shareholders receive more than 60% of the stock of the resulting company) or (d) the consummation of a liquidation or dissolution of the Company.

Effective Date of Amendment, Termination and Amendment of the Plan. If approved by shareholders at the Annual Meeting, the amendment to the Plan will become effective as of the date of the Annual Meeting. The Plan will terminate on March 28, 2015, unless terminated earlier by our Board of Directors. Our Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the NYSE.

The Compensation Committee has approved a policy to conform to Institutional Shareholder Services’ (“ISS”) burn rate guidelines which limit annual equity grant levels. The average annual burn rate for the three-year period of 2007, 2008 and 2009 will not exceed the greater of two percent of the Company’s shares outstanding or the mean plus one standard deviation of its Global Industry Classification Standards Peer Group (2020 Commercial Services and Supplies). This policy will apply to shares issued under the LTIP. The burn rate will be calculated as (i) the number of shares granted in each fiscal year by the Compensation Committee and reported in the Company’s periodic reports filed with the SEC, including (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock (units) and (d) performance shares actually earned or deferred, to employees and directors divided by (ii) the fiscal year end basic shares outstanding. Instruments settled in cash will not be included in the calculation and performance shares or units will be included in the year in which they vest. For the purpose of the calculation, one full value share (such as a share of restricted stock) may equal up to four option shares, as calculated consistent with ISS policy regarding the volatility of Navigant Consulting common stock, which may change from year to year. Using ISS’ methodology, the Company’s burn rate for 2006 was 5.83%.

New Plan Benefits

The following table sets forth the number of stock options and shares of restricted stock which would be granted under the Plan to the named executive officers, to all executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees, including current officers who are not executive officers, as a group. Except as listed in the table, no determination has been made by the Committee regarding future awards under the Plan to other eligible persons.

Long-Term Incentive Plan

Name and Position	Dollar Value ($)(1)		Number of Shares of Restricted Stock(2)
William M. Goodyear Chairman and Chief Executive Officer	$1,500,000	(3)	60,614
Julie M. Howard President and Chief Operating Officer	$1,500,000	(3)	60,614
Richard X. Fischer Vice President, General Counsel and Secretary	$250,000	(3)	10,102
Executive Group (all executive officers, as a group)	$3,250,000		131,330

(1)	On March 13, 2007, the closing sale price per share of our common stock on the New York Stock Exchange was $18.56.

(2)	The shares of restricted stock and options listed in the table to be granted to Mr. Goodyear, Ms. Howard and Mr. Fischer consist of the annual incentive awards typically made to executive officers in the first quarter of 2007. Each such officer agreed to have the Committee make those grants after the Plan is amended to increase the number of shares available under the Plan, in order to allow grants under the Plan to other employees of the Company. The restrictions on the shares of restricted stock to be granted to Mr. Goodyear, Ms. Howard and Mr. Fischer will lapse seven years after the date of grant, however, if certain revenue growth and margin performance targets are met each year, the vesting of 20% of the award may be accelerated.

(3)	The amount attributable to shares of restricted stock for each named executive officer is as follows: Mr. Goodyear—$1,125,000, Ms. Howard—$1,125,000 and Mr. Fischer—$187,500. The remainder of such value, $375,000 for each of Mr. Goodyear and Ms. Howard and $62,500 for Mr. Fischer, will be granted in options priced as of the date of grant. Options vest at a rate of 25% per year over the first four years of the six-year option term.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan. This summary is based on the U.S. federal income tax laws as in effect on December 31, 2006 and the regulations promulgated thereunder as of such date.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.

SARs. A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Restricted Stock and Performance Shares. A participant will not recognize taxable income at the time restricted stock or performance shares are granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock or performance shares for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units, Performance Share Units and Performance Units. A participant will not recognize taxable income at the time restricted stock units, performance share units or performance units are granted and the Company will not be entitled to a tax deduction at such time. Upon the settlement of these awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Our Board of Directors recommends a vote “FOR” approval of the amendment to the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Shareholders will be asked to ratify the appointment by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the year 2007.

The Board of Directors and the Audit Committee recommend that shareholders vote “FOR” the ratification of the appointment of KPMG LLP.

Representatives from KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2007 by: (i) each of our Directors and nominees; (ii) each of the our executive officers; (iii) all of our Directors and executive officers as a group and (iv) each person who beneficially owns more than 5% of the outstanding shares of our common stock, based on filings with the SEC. We believe that, except where noted otherwise, each person named below has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person, subject to community property laws where applicable. Except as noted below, the address of each person named below is in care of our principal executive offices.

	Shares Beneficially Owned (1)
Officers, Directors and 5% Shareholders	Number	Percent
FMR Corp. (2) 82 Devonshire Street Boston, MA 02109	8,049,546	13.9%
Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	3,182,300	5.5%
T. Rowe Price Associates, Inc. (3) . 100 E. Pratt Street Baltimore, MD 21202	2,887,600	5.0%
William M. Goodyear (4)	919,666	1.6%
Julie M. Howard (5)	155,511	*
Ben W. Perks (6)	137,672	*
Richard X. Fischer	14,650	*
Thomas A. Gildehaus (7)	61,096	*
Valerie B. Jarrett (8)	50,820	*
Peter B. Pond (9)	128,043	*
Samuel K. Skinner (10)	28,374	*
James R. Thompson (11)	156,079	*
All Directors and Executive Officers as a group (9 persons) (12)	1,651,911	2.9%

*	Less than 1%
(1)	Applicable percentage of ownership as of March 15, 2007 is based upon 57,938,539 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. Beneficial ownership generally means that a shareholder has sole or shared power to vote or dispose of the stock either directly or indirectly or the right to acquire the shares within 60 days.
(2)	Based on information provided in the Schedule 13G/A filed by FMR Corp. with the SEC on February 14, 2007. Of the 8,049,546 shares reported on the Schedule 13G/A, FMR Corp. reported sole voting power with respect to 958,000 shares and sole dispositive power with respect to all 8,049,546 shares.

(3)	Based on information provided in the Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2007. Of the 2,887,600 shares reported on the Schedule 13G, T. Rowe Price Associates, Inc. reported sole voting power with respect to 889,100 shares and sole dispositive power with respect to all 2,887,600 shares.
(4)	Includes 357,652 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(5)	Includes 55,877 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(6)	Includes 52,231 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(7)	Includes 38,000 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(8)	Includes 35,686 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(9)	Includes 110,269 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(10)	Includes 8,000 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(11)	Includes 145,205 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.
(12)	Includes 802,920 shares of common stock subject to options that are or become exercisable within 60 days of March 15, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers, and any persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. To our knowledge and except as noted below, based solely on a review of the copies of such reports sent to us and representations received by our Directors and officers, we believe that during the year ended December 31, 2006, our Directors, executive officers and 10% shareholders complied with their Section 16(a) filing requirements except that Mr. Wartner, the Company’s Vice President and Controller, had one late report relating to an incorrectly filed Form 3.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company had no Compensation Committee interlocks.

SHAREHOLDER PROPOSALS FOR THE 2007 PROXY STATEMENT

If you wish to submit a proposal to be included in the proxy statement for our Annual Meeting of Shareholders in 2008, you must submit the proposal in writing to the Secretary, Navigant Consulting, Inc., at 615 North Wabash Avenue, Chicago, Illinois 60611. We must receive a proposal by November 23, 2007 in order to consider it for inclusion in the proxy statement for the 2008 Annual Meeting of Shareholders.

In addition, our By-laws provide that for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by the Secretary of the Company at the principal executive offices of the Company, not less than one hundred twenty nor more than one hundred fifty days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the previous year’s election of directors or meeting of shareholders, except that if no annual meeting of shareholders or election by consent was held in the previous year, a proposal must be received by the Company within ten days after the Company has publicly disclosed the date of the meeting in the manner provided in our By-laws. Our By-laws provide that nominations by shareholders for persons for election as directors must be made by written notice delivered to, or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than one hundred twenty nor more than one hundred fifty days prior to the meeting, except that if the Company has not publicly disclosed in the manner provided in the By-laws the date of the meeting at least seventy days prior to the meeting date, notice may be given by a shareholder if received by the Secretary of the Company not later than the close of business on the tenth day following the day on which the Company publicly disclosed the meeting date. The By-laws contain provisions regarding information that must be set forth in the shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought by shareholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, warrants and rights granted to employees and Directors, as well as the number of securities remaining available for future issuance, under the Company’s compensation plans as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	1,747,043	$8.86	2,797,781
Equity compensation plans not approved by shareholders	169,509	$11.92	195,196
Total	1,916,552	$9.13	2,992,937

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, the Company’s independent registered public accounting firm, audited our financial statements as of and for the year ended December 31, 2006. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2005 and 2006 and fees billed for other services rendered by KPMG LLP. The Audit Committee reviewed the provision of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The Audit Committee has authorized management to use, when appropriate, the Company’s independent registered public accounting firm for non-audit, tax-related services, provided the cost of such services does not exceed $25,000 per quarter.

	2005	2006
Audit fees	$920,000	$1,025,138
Audit-related fees (1)	107,738	102,750

Audit and audit-related fees	1,027,738	1,127,888
Tax fees (2)	7,000	18,000
All other fees	—	—

Total fees	$1,034,738	$1,145,888

(1)	Audit-related fees consist principally of fees for a report on the Company’s controls as a service organization under Statement on Auditing Standards No. 70, performed at the request of certain clients.
(2)	Tax fees consist of fees for tax consultation and tax compliance services.

OTHER INFORMATION

If you would like to contact the Company’s Presiding Director or the non-management Directors as a group, please write to:

Governor James R. Thompson

Winston & Strawn

35 W. Wacker Drive

Chicago, IL 60601

All communications will be reviewed by the Presiding Director, who will determine whether each communication will be distributed to all non-management Directors.

If you would like a copy of our Annual Report on Form 10-K that we filed with the SEC for the year ended December 31, 2006 (excluding exhibits), our corporate governance guidelines, board committee charters or our Code of Business Standards and Ethics, we will send you one without charge. Please write to:

Ms. Mary E. Rosinski

Investor Relations Senior Manager

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

APPENDIX A – DIRECTOR INDEPENDENCE STANDARDS

STANDARDS FOR DIRECTOR INDEPENDENCE

The Board of Directors makes determinations whether individual Directors are “independent” for purposes of applicable SEC corporate governance rules and NYSE listing standards based on all relevant facts and circumstances. In addition, the Board applies the applicable “bright line” criteria set forth in NYSE listing standards, Section 303A.02(b).

In addition, the Board has adopted the following categorical standards to assist it in making determinations of independence and to permit it to make a general statement in its annual proxy statement that independent Directors meet such standards in lieu of disclosing particular aspects of immaterial relationships between individual Directors and the Company. The following relationships are considered immaterial and do not preclude a finding of “independence”:

1.	The Director is affiliated with or employed by a company, partnership or other entity that receives payments from NCI for services in an amount which, in the current fiscal year, does not exceed the greater of (a) $1 million or (b) two (2) percent of such other company’s consolidated gross revenues; provided, however, that solely for purposes of determining “audit committee independence,” a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from NCI in any amount (other than Director’s and committee fees).

2.	The Director is an employee, officer or director of a foundation, university or other non-profit organization to which NCI gives directly, or indirectly through the provision of services, less than $250,000 during the year in question.

3.	In addition, in any cases where payments are made by NCI “indirectly” to an immediate family member, as for example fees paid to a law firm in which such immediate family member is a partner, if such immediate family member disclaims and does not accept any share of such NCI payments, the Board will not consider that such payments preclude the Director from being considered “independent” for all purposes, including service on NCI’s Audit Committee.

A-1

APPENDIX B – AUDIT COMMITTEE CHARTER

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

I. AUDIT COMMITTEE PURPOSE

The Audit Committee shall be directly responsible for the appointment, retention, compensation and oversight over the work of the Company’s independent public accountants. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding finance and accounting.

•	Monitor the Company’s compliance with legal and regulatory requirements.

•	Monitor the qualifications and independence of the Company’s independent public accountants.

•	Monitor the performance of the Company’s internal audit function and independent public accountants.

•	Prepare the report that SEC rules require be included in the Company’s annual proxy statement.

•	Provide an avenue of communication among the independent public accountants, management and the Board of Directors.

•	Monitor significant litigation and financial risk exposure.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent public accountants as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of at least three directors. Each member of the Audit Committee shall satisfy the applicable independence, experience and financial expertise requirements of the New York Stock Exchange and Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. Directors’ fees are the only form of compensation that an Audit Committee member may receive from the Company. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Nomination, appointment and removal of Committee members and operations of the Committee shall be in accordance with the Company’s Committee Guidelines.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet privately in executive session periodically with management, the independent public accountants, any internal auditors (or other personnel responsible for the internal audit function), and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent public accountants quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

1.	Review and reassess the adequacy of the Charter at least annually, and shall submit the Charter to the Board of Directors for approval and have the document posted on the Company’s web site and published in the proxy at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K, prior to filing or distribution. Review should include discussion with management and independent public accountants of significant issues regarding accounting principles, practices, and judgments.

3.	Review with financial management and the independent public accountants the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent public accountants in accordance with AICPA SAS 61 (see item 8). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

4.	Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluation thereof.

5.	Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such review may be done generally and need not be in advance of each earnings press release or each instance in which management provides such guidance.

6.	Review policies with respect to risk assessment and risk management, including the steps management has taken to monitor and control major financial risk exposures.

7.	Report regularly to the Board of Directors.

Independent Public Accountants

8.	The Audit Committee shall have the sole authority to appoint or replace the independent public accountants, and shall approve all audit engagement fees and terms and all non-audit engagements with the independent public accountants. The Audit Committee shall consult with management but shall not delegate these matters, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee.

9.	In its capacity as a committee of the Board, the Audit Committee shall be directly responsible for the oversight of the work of the independent public accountants (including the resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent public accountants shall report directly to the Audit Committee.

10.	The Audit Committee shall review with the independent public accountants any audit problems or difficulties and management’s response. Such matters include any restrictions on the scope of the independent public accountant’s activities or on its access to requested information, any significant disagreements with management, any accounting adjustments that were proposed by the independent public accountants but not accepted by management (whether or not material), any communications between the audit team and the independent public accountants’ national office respecting auditing or accounting issues presented by the engagement, and any “management” or internal control” letter issued or proposed to be issued by the independent public accountants to the Company.

11.	At least annually, the Audit Committee shall obtain and review a report by the independent public accountants describing: the independent public accountants’ internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with such issues.

12.	On an annual basis, the Committee should review and discuss with the independent public accountants all relationships they have with the Company that could impair the independent public accountants’ independence.

13.	Review the independent public accountants’ audit plan – discuss scope, staffing, locations, reliance upon management, and their general audit approach.

14.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent public accountants. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

15.	Consider the independent public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

16.	Set clear hiring policies for employees or former employees of the independent public accountants.

Internal Audit Services and Legal Compliance

18.	The Audit Committee shall ensure that the Company maintains an internal audit function.

19.	The Audit Committee shall discuss with the independent public accountants the responsibilities, budget and staffing of the Company’s internal audit function.

20.	On at least an annual basis, the Audit Committee shall review with the Company’s General Counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulatory or governmental agencies.

Other Audit Committee Responsibilities

21.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

22.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

23.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

24.	Establish procedures for (a) the receipt, retention and proper treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25.	Review any reports of the public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

26.	At least annually perform self-assessment of Audit Committee performance.

27.	Review financial and accounting personnel succession planning within the Company.

28.	Annually review policies and procedures as well as audit results associated with Directors’ and Officers’ expense accounts and perquisites. Annually review a summary of Directors’ and Officers’ related party transactions and potential conflicts of interest.

Limitation of Audit Committee’s Roles

29.	While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (GAAP) and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

APPENDIX C

NAVIGANT CONSULTING, INC.

2005 LONG-TERM INCENTIVE PLAN, AS AMENDED

I. INTRODUCTION

1.1 Purposes. The purposes of the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, nonemployee directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the commission of a felony or the commission of any other crime that is injurious to the Company, to a Company employee or to a client of the Company; (ii) willful misconduct, dishonesty, fraud, attempted fraud or other willful action or willful failure to act that is injurious to the Company, to a Company employee or to a client of the Company; (iii) any material breach of fiduciary duty owed to the Company or to a client of the Company; (iv) any material breach of the terms of any agreement with the Company (including without limitation any employment agreement and any agreement regarding non-competition, non-solicitation of clients or employees, or confidentiality); (v) any material violation of a restriction on disclosure or use of privileged, proprietary or confidential information (including information belonging to the Company, to a client of the Company or to a third party to whom the Company owes a duty of confidentiality), but only if such violation is committed with actual notice of such restriction on disclosure; or (vi) any other material breach of the Company’s Code of Business Conduct and Ethics or its securities trading policies, as amended from time to time. The Committee’s determination of the existence of Cause shall be conclusive and binding.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of three or more members of the Board, each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, or any successor thereto.

“Corporate Transaction” shall have the meaning set forth in Section 5.8(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Leave of Absence” shall mean a period of time, not to exceed two years, during which, pursuant to an arrangement approved in advance in writing by the Committee or its designee, an employee is excused from performing his or her duties of employment and does not earn any base pay or annual incentive bonus.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” shall mean a stock option which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(i).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(i).

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or a Performance Share Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Share Unit Award, of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing.

“Performance Option” shall mean an Incentive Stock Option or Non-Qualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period of not less than six months designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Share” shall mean a share of Common Stock, the vesting of which is subject to the attainment of specified Performance Measures within a specified Performance Period.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Share Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Unit Award” shall mean an award of Performance Share Units under this Plan.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period of not less than six months designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options (which may include Performance Options), (ii) SARs, (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, the number of Performance Share Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period or Performance Period (if any) applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Shares, Performance Share Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at the time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, nonemployee directors, consultants, independent contractors and agents, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5 Shares Available. (a) Plan Share Limit. Subject to adjustment as provided in Section 5.7, Seven Million Nine Hundred Ninety Thousand (7,990,000) shares of Common Stock shall be available under this Plan (the “Plan Share Limit”).

(b) Deductions. Shares subject to options and SARs shall be counted against the Plan Share Limit as one share for every one share subject thereto. Shares subject to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards or Performance Share Unit Awards, or payable pursuant to Performance Unit Awards, shall be counted against the Plan Share Limit as one and one-half shares for every one share subject thereto or payable pursuant thereto. Dividend equivalents paid with respect to awards shall not be counted against the Plan Share Limit.

(c) Increases. The Plan Share Limit shall be increased by shares that are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of an award granted under this Plan. Increases in the Plan Share Limit by virtue of this Section 1.5(c) shall be made in a manner that is consistent with Plan Share Limit deductions made pursuant to Section 1.5(b). No increases shall be made in the Plan Share Limit by reason of the exercise of SARs.

(d) Prior Plan. The Plan Share Limit shall be increased in the manner set forth in Section 1.5(c) with respect to awards made under the Company’s Long-Term Incentive Plan, As Amended through November 30, 2000 (the “Prior Plan”), that are outstanding on the date of adoption of this Plan by the Board as if such awards under the Prior Plan had been made under this Plan.

(e) Source of Shares. Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Award Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 300,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 150,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $5,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within 10 years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Non-Qualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to delivery of such shares and for which the optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. An SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. (a) Disability. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of disability, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

(b) Retirement. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of retirement, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

(c) Death. Unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by such holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

(d) Termination for Cause. If the employment with or service to the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on the effective date of such holder’s termination of employment or service.

(e) Other Termination. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment with or service to the Company of the holder of an option or SAR terminates for any reason other than disability, retirement, death or Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder’s termination of employment or service and (ii) the expiration date of the term of such option or SAR.

(f) Termination of Employment – Incentive Stock Options. Unless otherwise specified in the Agreement relating to an Incentive Stock Option, if the employment with the Company of the holder of an Incentive Stock

Option terminates by reason of Permanent and Total Disability, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such optionee (or such optionee’s legal representative or similar person) until and including the earlier to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

Unless otherwise specified in the Agreement relating to an Incentive Stock Option, if the employment with the Company of the holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such holder’s termination of employment or service and may thereafter be exercised by such holder (or such holder’s legal representative or similar person) until and including the earlier to occur of (i) the date which is three months after the effective date of such optionee’s termination of employment and (ii) the expiration date of the term of such option.

(g) Death Following Termination of Employment or Service. Subject to Section 2.3(f) and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the post-termination exercise period specified in Section 2.3(a), (b), (d) or (e), as applicable, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder’s death and may thereafter be exercised by the holder’s executor, administrator, legal representative, beneficiary or similar person until and including the earlier to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR; provided, however, that, in the event that the date of death is less than six months prior to such expiration date, such holder’s executor, administrator, legal representative, beneficiary or similar person, as the case may be, shall have six months from the date of death to so exercise such option or SAR (except that, in the event that such option is an Incentive Stock Option, such period of exercise shall not under any circumstance extend beyond the tenth anniversary of the date of grant of such Incentive Stock Option).

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Share Award or a Performance Share Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, the Restriction Period and the Performance Measures and Performance Period (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of

Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Alternatively, the shares of Common Stock subject to a Restricted Stock Award may be held by the Company or a custodian in book entry form, with restrictions on such shares duly noted, until the termination of any Restriction Period and the satisfaction or attainment of any Performance Measures during the specified Performance Period (if any) applicable to such Restricted Stock Award. Upon termination of any applicable Restriction Period and the satisfaction or attainment of applicable Performance Measures during the specified Performance Period (if any), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, the Restriction Period and the Performance Measures and Performance Period (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Performance Share Award and the Performance Measures and Performance Period applicable to a Performance Share Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of the shares of Common Stock subject to such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Stock Certificates. During the Performance Period, a certificate or certificates representing a Performance Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Performance Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Performance Share Award in the event such award is forfeited in whole or in part. Alternatively, the shares of Common Stock subject to a Performance Share Award may be held by the Company or a custodian in book entry form, with restrictions on such shares duly noted, until the satisfaction or attainment of any Performance Measures during the specified Performance Period applicable to such Performance Share Award. Upon the satisfaction or attainment of applicable Performance Measures during the specified Performance Period, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Performance Share Awards. Unless otherwise set forth in the Agreement relating to a Performance Share Award, and subject to the terms and conditions of a Performance Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.5 Terms of Performance Share Unit Awards. Performance Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Performance Share Unit Award and the Performance Measures and Performance Period applicable to a Performance Share Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Share Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of the shares of Common Stock subject to such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Unit Awards. The Agreement relating to a Performance Share Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Performance Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.6 Termination of Employment or Service. (a) Disability, Retirement, Death or Other Termination. Unless otherwise specified in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of the Stock Award terminates by reason of disability, retirement, death or any other reason, except termination for Cause (i) the portion of the Restricted Stock Award or Restricted Stock Unit Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company, and (ii) in the case of a Stock Award subject to Performance Measures, the portion of the Stock Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company, unless otherwise determined by the Committee.

(b) Termination for Cause. Unless otherwise set forth in the Agreement relating to a Stock Award, if the employment with or service to the Company of the holder of the Stock Award terminates for Cause, the portion of the Stock Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. (a) Disability, Retirement, Death or Other Termination. Unless otherwise set forth in the Agreement relating to a Performance Unit Award, if the employment with or service to the Company of the holder of the Performance Unit Award terminates by reason of disability, retirement, death or any other reason, except termination for Cause, the portion of the Performance Unit Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company, unless otherwise determined by the Committee.

(b) Termination for Cause. Unless otherwise set forth in the Agreement relating to a Performance Unit Award, if the employment with or service to the Company of the holder of the Performance Unit Award terminates for Cause, the portion of the Performance Unit Award which is unvested as of the effective date of such holder’s termination of employment or service shall be forfeited and such portion shall be cancelled by the Company.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2005 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 10 years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company, unless otherwise specifically approved by the Committee. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award and Performance Share Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company pursuant to a Performance Share Award or a Performance Share Unit Award to any one grantee and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control. (a) In the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion, take any of the following actions or any combination of the following actions:

(i) require that (A) all outstanding options and SARs shall immediately become exercisable in full, (B) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (C) the Performance Period applicable to any outstanding Performance Share, Performance Share Unit, Performance Unit or Restricted Stock Award or Restricted Stock Unit Award (if applicable) shall lapse, and (D) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum, target or any other level;

(ii) require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; or

(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option, the number of shares of Common Stock then subject to the portion of such option surrendered, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, over the purchase price per share of Common Stock subject to the option, (2) in the case of an SAR, the number of shares of Common Stock then subject to the portion of such SAR surrendered, multiplied by the excess, if any, of the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, over the base price of the SAR, (3) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, multiplied by the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place, and (4) in the case of a Performance Unit Award, the number of Performance Units then subject to the portion of such award surrendered, the value of which shall be calculated at the maximum, target or any other level; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 5.8(b); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than

60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

5.10 No Right of Participation or Employment. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Leave of Absence. In the event that the holder of an award is granted a Leave of Absence during the period of such holder’s employment, the Committee may provide, subject to such conditions as it may deem to be in the Company’s best interest, that the vesting of such award shall be suspended during the period of such Leave of Absence and the period of such Leave of Absence shall not be taken into account in determining (a) the portion of any option or SAR which is exercisable or (b) the portion of any Stock Award or Performance Unit Award which is vested. During any Leave of Absence, awards shall remain subject to forfeiture and cancellation as provided in Section 5.12 hereof. No award shall expire later than its scheduled expiration date as a result of a Leave of Absence.

5.12 Cancellation of Award and Forfeiture of Gain. Notwithstanding anything contained in this Plan, or any Agreement, if the holder of an award engages in any activity which constitutes Cause, breaches any of his or her obligations to the Company or any of its affiliates under a noncompetition, nonsolicitation, confidentiality, intellectual property or other restrictive covenant or engages in any activity which is contrary, inimical or harmful to the Company or any of its affiliates, including but not limited to violations of Company policy to the extent then applicable to the holder of such award, the Company may take such action as it shall deem appropriate to cause each award held by such holder to be cancelled and to cease to be exercisable or vested, as the case may be, as of the date on which the holder first engaged in such activity or breached such obligation, and the Company thereafter may require the repayment of any amounts received by such holder in connection with the exercise or vesting of such award following the date that such holder first engaged in such activity or breached such obligation.

5.13 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.14 Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.15 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.16 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

NAVIGANT CONSULTING, INC.

C/O PROXY SERVICES

P.O. BOX 9142

FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Navigant Consulting, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Navigant Consulting, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NAVGN1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIGANT CONSULTING, INC.

Vote on Directors

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 1

1.	Proposal to elect (01) James R. Thompson and (02) Samuel K. Skinner to the Board of Directors for a term of three years.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 2

2.	Proposal to amend the Company’s 2005 Long Term Incentive Plan to increase the number of shares of common stock available under the plan.

For	Against	Abstain
☐	☐	☐

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEM 3

3.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company in 2007.

For	Against	Abstain
☐	☐	☐

Please indicate if you plan to attend this meeting

Yes	No
☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NAVIGANT CONSULTING, INC.

Annual Meeting of Shareholders – April 27, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 28, 2007, and hereby appoint(s) Ben W. Perks and Richard X. Fischer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held Friday, April 27, 2007 at 9:00 a.m., Central Time, at The Chicago Club, 81 E. Van Buren, Chicago, Illinois 60605, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY

IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)